FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED DEVELOPMENT
AND LICENSE AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT dated January ___, 2016, with an effective date as of January 1, 2016 (the “First Amendment Effective Date”), is by and between BioSpecifics Technologies Corp., a Delaware corporation (“BTC”), and Endo Global Ventures, a Bermuda unlimited liability company. BTC and Endo shall sometimes be referred to herein collectively as “Parties.”

RECITALS

WHEREAS, BTC and Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Second Amended and Restated Development and License Agreement dated August 31, 2011 (the “Agreement”);

Whereas Auxilium assigned the Agreement to Auxilium Bermuda ULC (“Auxilium Bermuda”) on January 20, 2015;

WHEREAS, an affiliate of Endo International plc acquired Auxilium and Auxilium Bermuda on January 29, 2015, and Auxilium Bermuda changed its name to Endo Global Ventures (“Endo”);

WHEREAS, disputes have arisen between BTC and Endo regarding certain payments for Cost of Goods for sales of the Product for the Partner II Territory and the Japan Territory under the Agreement, and

WHEREAS, the Parties now desire to amend the Agreement and resolve the dispute as set forth herein.

TERMS

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BTC and Endo agree as follows:

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.	Definitions. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed to terms in the Agreement.

2.	All references in the Agreement to Auxilium will be replaced with references to Endo (as defined above).

3.	Section 1.7. The Agreement is hereby amended to delete Section 1.7, which defines the term “Auxilium Territory,” and replaced with the following:

“Endo Territory” shall mean the Territory and any other country not included in (1) the Japan Territory or (2) Partner II Territory; provided, however, that, regardless of whether Endo Commercializes the Product in the United States itself or through a Sublicensee, the Endo Territory will always include the United States.

4.

Sections 1.55 and 1.57. The Agreement is hereby amended to delete Sections 1.55 and 1.57, which define the terms “Partner” and “Partner Territory,” respectively. Any references in the Agreement to the terms “Partner” and “Partner Territory” are hereby deleted.

5.	Section 1.56. The Agreement is hereby amended to delete Section 1.56, which defines the term “Partner II,” and replaced with the following:

“Partner II” shall mean one or more Persons (excluding any Endo Affiliates), from time to time, to whom Endo sublicenses any of the rights granted by BTC hereunder to research, Develop, use, Manufacture, Commercialize, market, sell or distribute the Product in the Field in one or more countries of the Partner II Territory including, but not limited to, Swedish Orphan Biovitrum AB.

6.	Section 2.2(c) of the Agreement. Section 2.2(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Exercise of Options.

         (i) Exercise Period; Exercise of Option. The period during which Endo may exercise an Additional Indication Option (the “Exercise Period”) shall commence on the date on which BTC submits a Phase II Clinical Trial report to Endo for the Product for such Additional Indication and ends one hundred and twenty (120) days thereafter. BTC shall provide Endo with a copy of a Phase II Clinical Trial report and any additional data or results in its control. Endo may exercise the Additional Indication Option at any time during the Exercise Period by delivering to BTC a written notice of exercise with regard to such Additional Indication (each, an “Exercised Indication”) that sets forth the effective date of the exercise (the “Exercised Indication Date”), which must be within the Exercise Period. Upon receipt, BTC shall counter-sign the exercise notice which shall then be appended to and incorporated by reference into this Agreement effective the Exercised Indication Date.

         (ii) Early Exercise Option. In the event Endo desires to exercise its Additional Indication Option at any stage of development activity prior to the submission of a Phase II Clinical Trials report (each, an “Early Exercised Indication”), Endo shall deliver to BTC a written notice of Early Exercised Indication with regard to such Additional Indication. Such notice shall be subject to the written consent of BTC, which consent shall not be unreasonably withheld. Such notice shall set forth the Exercised Indication Date, and, upon receipt of the written consent of BTC, shall be appended to and incorporated by reference into this Agreement.

7.	Section 7.2(a) of the Agreement. Section 7.2(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

(a) In addition to the royalty payments to be made to BTC under Section 7.1,

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)	Endo shall pay to BTC an amount equal to a [ ]* ([ ]*%) mark-up of Cost of Goods in respect of any sale of Product in the Field in the Endo Territory.

(ii)

The Parties hereby agree that in consideration for the following one-time payments, and as settlement for any disputes in connection to Cost of Goods payments pursuant to the Agreement, there shall be no further payments for Cost of Goods for sales of the Product payable by Endo to BTC for the Partner II Territory or Japan Territory. Therefore, within ten (10) days of the last signature date below, Endo shall pay to BTC as follows:

(A)

Eight Million US Dollars ($8,000,000) for any mark-up on Costs of Goods for sales of Product for any Exercised Indication currently marketed (i.e., XIAFLEX/XIAPEX for Dupuytren’s contracture and Peyronie’s Disease) by Partner II and the Japan Partner; and

(B)

Two Hundred Fifty Thousand US Dollars ($250,000) for any mark-up on Cost of Goods for sales of Product for any other present or future Exercised Indication that may be sublicensed in the Partner II Territory and Japan Territory.

8.	Section 7.4(a) of the Agreement. Section 7.4(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

(a) Upon Exercise of Option.

         (i) Within ten (10) Business Days of the inclusion of an Exercised Indication in the Field in accordance with Section 2.2(c)(i), Endo shall make a one-time license fee payment to BTC on a per Indication basis in the amount of [ ]*.

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         (ii) Within ten (10) Business Days of the inclusion of an Exercised Indication in the Field in accordance with Section 2.2(c)(ii), Endo shall make a one-time license fee payment to BTC on a per Indication basis in the amount of Five Hundred Thousand US dollars ($500,000).

9.	Section 13.4 of the Agreement. Section 13.4 of the Agreement is deleted in its entirety and replaced by the following:

All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as designated by one Party to the other by notice pursuant hereto, by internationally recognized courier or by prepaid certified, air mail (which shall be deemed received by the other Party on the seventh business day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on or before the next following business day:

If to BTC, at:
Biospecifics Technologies Corp.
35 Wilbur Street
Lynbrook, New York 11563
Attn: Thomas Wegman, President

with a copy to:
Morgan Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Attn: Carl A. Valenstein, Partner

If to Endo at:
Endo Global Ventures
1400 Atwater Drive
Malvern, PA 19355
Attention: Chief Legal Officer

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Facsimile: 484-713-5204
Email: LegalNotices@endo.com

For purposes of Section 11.3, from time-to-time, Endo shall provide appropriate contact information for each Partner II.

10.

Releases. In consideration for the above, BTC, on its behalf, its successors, assigns and Affiliates, whether past, present or future, hereby releases and forever discharges Endo and its successors, assigns, and Affiliates, from any and all claims, demands, actions, suits or causes of action, known or unknown, arising under the Agreement for mark-up on Cost of Goods payments for the Partner II Territory and the Japan Territory. In consideration for the above, Endo, on its behalf, its successors, assigns and Affiliates, whether past, present or future, hereby releases and forever discharges BTC and its successors, assigns, and Affiliates, from any and all claims, demands, actions, suits or causes of action, known or unknown, arising under the Agreement for mark-up on Cost of Goods payments for the Partner II Territory and the Japan Territory.

11.

Amendment. Except to the extent amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement, as amended by this Amendment shall remain in full force and effect in accordance with its terms.

12.	Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

13.	Counterparts. This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date last written below.

BIOSPECIFICS TECHNOLOGIES CORP.

/s/ Thomas Wegman

Name: Thomas Wegman

Title: President

Date: 1/24/16

ENDO GLOBAL VENTURES

/s/ James Bodi

Name: James Bodi for and on behalf of Appleby Directors I (Bermuda) Ltd.

Title: Director of Endo Global Ventures

Date: 1 February 2016

*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.